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For  Release:  Immediate
Contact:       Scott  Monette
               314-877-7113


RALCORP HOLDINGS, INC. ANNOUNCES THAT EMPLOYEES OF THE CARRIAGE HOUSE COMPANIES,
                                   INC. STRIKE


ST. LOUIS, MO, NOVEMBER 20, 2002 Ralcorp Holdings, Inc. (NYSE:RAH) announced today that employees at the Fredonia and Dunkirk, New York facilities of The Carriage House Companies, Inc. who are members of Local Union No. 266 of the National Conference of Fireman and Oilers, S.E.I.U. have gone on strike. These facilities manufacture a variety of store brand sauces, syrups, jams, jellies, salad dressings and mayonnaise. The contract expired at midnight on November 19, 2002. The strike followed lengthy contract talks between the Company and the Union.

David P. Skarie, President of The Carriage House Companies, Inc., stated: "We are disappointed that the Fredonia and Dunkirk employees elected to go on strike. We tried our best during the course of negotiations to accommodate the needs of the union employees while addressing the Company's need to operate successfully in an extremely competitive environment. We hope the strike is brief." Mr. Skarie went on to state that "We will use a combination of shifting production to other facilities within the Carriage House family and by using managers and administrative employees from Carriage House and other Ralcorp divisions to satisfy the needs of our customers."

The financial impact of the strike to the Company depends on the duration of the strike and the success of the Company's efforts to mitigate its effects as described above. The impact could, however, be materially adverse to one or more fiscal quarters of fiscal year 2003 or to the fiscal year.

In addition to the strike, Carriage House is being adversely affected by increases in ingredient costs and the loss of a major customer and a continuing difficult pricing environment as previously disclosed. Based on information currently available, the Company expects that, without taking into account any effect of the strike, Carriage House's earnings for the first quarter of fiscal year 2003 will be significantly below those reported for the same period last fiscal year and could be break even or a modest loss for the quarter. However, Ralcorp's other operating segments are performing well and should meet or exceed operating results for the prior year's first quarter. These improvements should significantly offset weaknesses at Carriage House in the short-term.

During the remainder of fiscal year 2003, Carriage House will undertake an aggressive plan to improve performance by reducing costs across all aspects of the business, continuing to rationalize production capacity and where appropriate, exiting under-performing businesses.

Ralcorp produces a variety of store brand foods that are sold under the individual labels of various grocery, mass merchandise and drug store retailers. Ralcorp's diversified product mix includes: ready-to-eat and hot cereals, crackers and cookies, snack nuts, chocolate candy, salad dressings, mayonnaise, peanut butter, jams and jellies, syrups, and various sauces. In addition, Ralcorp holds a 21.5 percent interest in Vail Resorts, Inc., the premier mountain resort operator in North America.

NOTE: Information in this press release that includes information other than historical data contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are sometimes identified by their use of terms and phrases such as "should," "will," "believes," "could," "anticipates," "intends," "plans" or similar expressions. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties and are therefore qualified by the Company's cautionary statements contained in its filings with the Securities and Exchange Commission. Also, such statements are qualified by the following factors: length of the strike at Carriage House; customer reactions to the strike; ability to satisfy customer orders during the strike, ability to develop and execute a plan to improve results of operations at Carriage House; and continued favorable performance of the Company's cereal, crackers and cookies and snack nut and candy segments.

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